Exhibit 10.1

NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS NOTE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE CONVERTIBLE  HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF  1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL (WHICH COUNSEL SHALL BE SELECTED BY THE HOLDER), IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANTTORULE144ORRULE144AUNDERSAIDACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

Principal Amount: $55,000
Date: April 21, 2014

CONVERTIBLE PROMISSORY NOTE

North Bay Resources, Inc., (hereinafter called the “Issuer” or “NBRI”), hereby promises to pay to the order of WHC Capital, LLC, a Delaware Limited Liability Company, or its registered assigns (the “Holder”) the sum of $55,000, together with any interest as set forth herein, on April 18, 2015 (the “Maturity Date”), and to pay interest on the unpaid principal balance hereof at the rate of Eight percent (8%) (the “Interest Rate”) per  annum from the date hereof (the “Issue Date”) until the same becomes  due  and  payable,  whether  at  maturity  or  upon  acceleration  or  by  prepayment  or otherwise.

This Note may not be prepaid in whole or in part except as otherwise explicitly set forth herein. Any amount of principal or interest on this Note which is not paid when due shall bear interest at the rate of twenty two percent (22%) per annum from the due date thereof until the same is paid (“Default Interest”).  Interest shall commence accruing on the date that the Note is fully paid and shall be computed on the basis of a 365-day year and the actual number of days elapsed.  All payments due hereunder (to the extent not converted into common stock) shall be made in lawful money of the United States of America.

All payments shall be made at such address as the Holder shall hereafter give to the Issuer by written notice made in accordance with the provisions of this Note.  Whenever any amount expressed to be due by the terms of this Note is due on any day which is not a business day, the same shall instead be due on the next succeeding day which is a business day and, in the case of any interest payment date which is not the date on which this Note is paid in full, the extension of the due date thereof shall not be taken into account for purposes of determining the amount of interest due on such date.  As used in this Note, the term “business day” shall mean any day other than a Saturday, Sunday or a day on which commercial banks in the city of New York, New York are authorized or required by law or executive order to remain closed. Each capitalized term used herein, and not otherwise defined, shall have the meaning ascribed thereto in the supporting documents of same date (attached hereto).

This Note is free from all taxes, liens, claims and encumbrances with respect to the issue thereof and shall not be subject to preemptive rights or other similar rights of shareholders of the Issuer and will not impose personal liability upon the holder thereof.

The following terms shall apply to this Note:

ARTICLE I. CONVERSION RIGHTS

1.1           Conversion Right.  The Holder shall have the right and at any time during the period beginning on the date of this Note to convert all or any part of the outstanding and unpaid principal amount of this Note into fully paid and non- assessable shares of Common Stock, as such Common Stock exists on the Issue Date, or any shares of capital stock or other securities of the Issuer into which such Common Stock shall hereafter be changed or reclassified at the conversion price (the “Conversion  Price”) determined as provided herein (a “Conversion”); provided, however, that in no event shall the Holder be entitled to convert any portion of this Note in excess of that portion of this Note upon conversion of which the sum of (1) the number of shares of Common Stock beneficially owned by the Holder and its affiliates (other than shares of Common Stock which may be deemed beneficially owned through the ownership of the unconverted portion of the Notes or the unexercised or unconverted portion of any other security of the Issuer subject to a limitation on conversion or exercise analogous to the limitations contained herein) and (2) the number of shares of Common Stock issuable upon the conversion of the portion of this Note with respect to which the determination of this proviso is being made, would result in beneficial ownership by the Holder and its affiliates  of more than 4.99% of the outstanding shares of Common Stock.  For purposes of the proviso to the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of  the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Regulations 13D-G thereunder, except as otherwise provided in clause (1) of such proviso, provided, further, however, that the limitations on conversion may be waived by the Holder upon, at the election of the Holder, not less than 61 days’ prior notice to the Issuer, and the provisions of the conversion limitation shall continue to apply until such 61st day (or such later date, as determined by the Holder, as may be specified in such notice of waiver).  The number of shares of Common Stock to be issued upon each conversion of this Note shall be determined by dividing the Conversion Amount (as defined below) by the applicable Conversion Price then in effect on the date specified in the notice  of conversion, (the “Notice of Conversion”), delivered to the Issuer by the Holder in accordance with the Sections below; provided that the Notice of Conversion is submitted by  facsimile or e-mail (or by other means resulting in, or reasonably expected to result in, notice) to the Issuer before 6:00 p.m., New York, New York time on such conversion date (the “Conversion Date”).

The term “Conversion Amount” means, with respect to any conversion of this Note, the sum of (1) the principal amount of this Note to be converted in such conversion plus (2) at the Issuer’s option, accrued and unpaid interest, if any, on such principal amount at the interest rates provided in this Note to the Conversion Date, plus (3) at the Issuer’s  option, Default Interest, if any, on the amounts referred to in the immediately preceding clauses (1) and/or (2) plus (4) at the Holder’s option, any amounts owed to the Holder.

1.2           Conversion Price.

(a)           Calculation  of  Conversion  Price.  Holder, at its discretion, shall have the right to convert this Note in its entirety or in part(s) into common stock of the Company valued at a thirty percent (30%) discount off the average of the two (2) lowest VWAP  for the Company’s common stock during the Twenty Five (25) trading days immediately preceding a conversion date.

(b)           Conversion Price During Major Announcements.  Notwithstanding anything contained in the preceding section to the contrary, in the event the Issuer (i) makes a public announcement that it intends to consolidate or merge with any other corporation (other than a merger in which the Issuer is the surviving or continuing corporation and its capital stock is unchanged) or sell or transfer all or substantially all of  the assets of the Issuer or (ii) any person, group or entity (including the Issuer) publicly announces a tender offer to purchase 50% or more of the Issuer’s Common Stock (or any other takeover scheme) (the date of the announcement referred to in clause (i) or (ii) is hereinafter referred to as the  “Announcement Date”), then the Conversion Price shall, effective upon the Announcement Date and continuing through the Adjusted Conversion Price  Termination Date (as defined below), be equal to the lower of (x) the Conversion Price which would have been applicable for a Conversion occurring on the Announcement Date and (y) the Conversion Price that would otherwise be in effect. From and after the Adjusted Conversion Price Termination Date, the Conversion Price shall be determined as set forth in this Section.  For purposes hereof, “Adjusted Conversion Price Termination Date” shall mean, with respect to any proposed transaction or tender offer (or takeover scheme) for which a public announcement as contemplated by this Section has been made, the date upon which the Issuer (in the case of clause (i) above) or the person, group or entity  (in the case of clause (ii) above) consummates or publicly announces the termination or abandonment of the proposed transaction or tender offer (or takeover scheme) which caused this Section 1.2(b) to become operative.

1.3           Authorized Shares.   The Issuer covenants that during the period the conversion  right exists, the Issuer will reserve from its authorized and unissued Common Stock a sufficient number of shares, free from preemptive rights, to provide for the issuance of Common Stock upon the full conversion of this Note. The Issuer is required at all times to have authorized and reserved five times the number of shares that is actually issuable upon full conversion of the Note (based on the Conversion Price of the Notes in effect from time to time)(the “Reserved Amount”).  The Reserved Amount shall be increased from time to time in accordance with the Issuer’s obligations.

The Issuer represents that upon issuance, such shares will be duly and validly issued, fully paid and non-assessable.  In addition, if the Issuer shall issue any securities or make any change to its capital structure which would change the number of shares of Common Stock into which the Notes shall be convertible at the then current Conversion Price, the Issuer shall at the same time make proper provision so that thereafter there shall be a sufficient number of shares of Common Stock authorized and reserved, free from preemptive rights, for conversion of the outstanding Notes.

The Issuer (i) acknowledges that it has irrevocably instructed its transfer agent to issue certificates for the Common Stock issuable upon conversion of this Note, and (ii) agrees that its issuance of this Note shall constitute full authority to its officers and agents who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for shares of Common Stock in accordance with the terms and conditions of this Note.

If, at any time the Issuer does not maintain the Reserved Amount it will be considered an Event of Default as defined in this Note.

1.4           Method of Conversion.

(a)           Mechanics of Conversion.  This Note may be converted by the Holder in whole or in part at any time from time to time after the Issue Date, by  (A) submitting  to  the  Issuer  a  Notice  of  Conversion  (by  facsimile,  e-mail  or  other reasonable means of communication dispatched on the Conversion Date prior to 6:00 p.m., New York, New York time).

(b)           Surrender of Note Upon Conversion.  Notwithstanding anything to the contrary set forth herein, upon conversion of this Note in accordance with the terms hereof, the Holder shall not be  required to physically surrender this Note to the Issuer unless the entire unpaid principal amount of this Note is so converted.  The Holder and the Issuer shall maintain records showing the principal amount so converted and the dates of such conversions or shall use such other method, reasonably satisfactory to the Holder and the Issuer, so as not to require physical surrender of this Note upon each such conversion.  In the event of any dispute or discrepancy, such records of the Issuer shall, prima facie, be controlling and determinative in the absence of manifest error. Notwithstanding the foregoing, if any portion of this Note is converted as aforesaid, the Holder may not transfer this Note unless the Holder first physically surrenders this Note to the Issuer, whereupon the Issuer will forthwith issue and deliver upon the order of the Holder a new Note of like tenor, registered as the Holder (upon payment by the Holder of any applicable transfer taxes) may request, representing in the aggregate the remaining unpaid principal amount of this Note.  The Holder and any assignee, by acceptance of this Note, acknowledge and agree that, by reason of the provisions of this paragraph, following conversion of a portion of this Note, the unpaid and unconverted principal amount of this Note represented by this Note may be less than the amount stated on the face hereof.

(c)           Payment of Taxes.  The Issuer shall not be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of shares of Common Stock or other securities or property on conversion of this Note in a name other than that of the Holder (or in street name), and the Issuer shall not be required to issue or deliver any such shares or other securities or property unless and until the person or persons (other than the Holder or the custodian in whose street name such shares are to be held for  the Holder’s account) requesting the issuance thereof shall have paid to the Issuer the amount of any such tax or shall have established to the satisfaction of the Issuer that such tax has been paid.

(d)           Delivery of Common Stock Upon Conversion.  Upon receipt by the Issuer from the Holder of a facsimile transmission or e-mail (or other reasonable means of  communication)  of  a  Notice  of  Conversion  meeting  the  requirements  for  conversion  as provided in this Section, the Issuer shall  issue and deliver or cause to be issued and delivered to or upon the order of the Holder certificates for the Common Stock issuable upon such conversion within three (3) business days after such receipt (the “Deadline”) (and, solely in the case of conversion of the entire unpaid principal amount hereof, surrender of this Note) in accordance with the terms hereof and the Purchase Agreement.

(e)           Obligation of Issuer to Deliver Common Stock.  Upon receipt by the  Issuer of a Notice of Conversion, the Holder shall be deemed to be the holder of record of the Common Stock issuable upon such conversion, the outstanding principal amount and the amount of accrued and unpaid  interest on this Note shall be reduced to reflect such conversion, and, unless the Issuer defaults on its obligations under this Article I, all rights with respect to the portion of this Note being so converted shall forthwith terminate except the right to receive the Common Stock or other securities, cash or other assets, as herein provided, on such conversion.  If the Holder shall have given a Notice of Conversion as provided herein, the  Issuer’s  obligation  to  issue  and  deliver  the  certificates  for Common  Stock  shall  be absolute and unconditional, irrespective of the absence of any action by the Holder to enforce the same, any waiver or consent with respect to any provision thereof, the recovery of any judgment against any person or any action to enforce the same, any failure or delay in the enforcement of any other  obligation  of  the  Issuer  to  the  holder  of  record,  or  any  setoff,  counterclaim, recoupment, limitation or termination, or any breach or alleged breach by the  Holder of any obligation to the Issuer, and irrespective of any other circumstance which might otherwise limit such obligation of the Issuer to the Holder in connection with such conversion.  The Conversion Date specified in the Notice of Conversion shall be the Conversion Date so long as the Notice of Conversion is received by the Issuer before 6:00 p.m., New York, New York time, on such date.

(f)            Delivery of Common Stock by Electronic Transfer.  In lieu of delivering physical certificates representing the Common Stock issuable upon conversion, provided  the Issuer is participating in the Depository Trust Company (“DTC”) Fast Automated  Securities Transfer (“FAST”) program, upon request of the Holder and its compliance with the provisions contained in Section 1.1 and in this Section 1.4, the Issuer shall use its best efforts to cause its transfer agent to electronically transmit the Common Stock issuable upon conversion to the Holder by crediting the account of Holder’s Broker with DTC through its Deposit Withdrawal Agent Commission (“DWAC”) system.

(g)           Failure to Deliver Common Stock Prior to Deadline.  Without in any way limiting the Holder’s right to pursue other remedies, including actual damages and/or equitable relief, the parties agree that if delivery of the Common Stock issuable upon conversion of this Note is not delivered by the  Deadline (other than a failure due to the circumstances described in Section 1.3 above, which failure shall be governed by such Section) the Issuer shall pay to the Holder $2,000 per day in cash, for each day beyond  the Deadline that the Issuer fails to deliver such Common Stock.  Such cash amount shall be paid to Holder by the fifth day of the month following the month in which it has accrued or, at the option of the Holder (by written notice to the Issuer by the first day of the month following the month in which it has accrued), shall be added to the principal amount of this Note, in which event interest shall accrue thereon in accordance with the terms of this Note and such additional principal amount shall  be  convertible  into  Common  Stock  in  accordance  with  the  terms  of  this  Note.The Issuer agrees that the right to convert is a valuable right to the Holder.  The damages resulting from a failure, attempt to frustrate, interference with such conversion right are difficult if not impossible  to  qualify.Accordingly  the  parties  acknowledge  that  the  liquidated  damages provision contained in this Section are justified.  Any delay or failure of performance by the Issuer hereunder shall be excused if and to the extent caused by Force Majeure. For purposes of this agreement,  Force Majeure shall mean a cause or event that is not reasonably foreseeable and/or caused by the Issuer, including acts of God, fires, floods, explosions, riots wars, hurricanes, etc.

1.5           Concerning  the Shares.   The  shares  of  Common  Stock  issuable  upon conversion of this Note may not be sold or transferred unless  (i) such shares are sold pursuant to an effective registration statement under the Act or (ii) the Issuer or its transfer agent shall have been furnished with an opinion of  counsel (which opinion shall be in form, substance and scope customary for opinions of counsel in comparable transactions) to the effect that the shares to  be  sold  or  transferred  may  be  sold  or  transferred  pursuant  to  an  exemption  from  such registration or (iii) such shares are sold or transferred pursuant to Rule 144 under the Act (or a successor rule) (“Rule 144”) or (iv) such shares are transferred to an “affiliate” (as defined in Rule 144) of the Issuer who agrees to sell or otherwise transfer the shares only in accordance with this Section 1.5 and who is an Accredited Investor. Except as otherwise provided herein (and subject to the removal provisions set forth below), until such time as the shares of Common Stock issuable upon conversion of this Note have been registered under the Act or otherwise may be sold pursuant to Rule 144 without any restriction as to the number of securities as of a particular date that can then be immediately sold, each certificate for shares of Common Stock issuable upon conversion of this Note that has not been so included in an effective registration statement or that has not been sold pursuant to an effective registration statement or an exemption that permits removal of the legend, shall bear a legend substantially in the following form, as appropriate:

“NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICHTHESE SECURITIES AREEXERCISABLEHAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS.  THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL (WHICH COUNSEL SHALL BE SELECTED BY THE HOLDER), IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.”

The legend set forth above shall be removed and the Issuer shall issue to the Holder a new certificate therefore free of any transfer legend if (i) the Issuer or its transfer agent shall have received an  opinion of counsel, in form, substance and scope customary for opinions of counsel in comparable transactions, to the effect that a public sale or transfer of such Common Stock may be made without registration under the Act, which opinion shall be accepted by the Company so that the sale or transfer is effected or (ii) in the case of the Common Stock issuable upon conversion of this Note, such security is registered for sale by the Holder under an effective registration statement filed under the Act or otherwise may be sold pursuant to Rule 144 without any restriction as to the number of securities as of a particular date that can then be immediately sold.In  the event  that  the Company does  not  accept  the opinion  of counsel provided by the Buyer with respect to the transfer of Securities pursuant to an exemption from registration, such as Rule 144 or Regulation S, at the Deadline, it will be considered an Event of Default pursuant to this note.

1.6           Effect of Certain Events.

(a)           Effect of Merger, Consolidation, Etc.  At the option of the Holder, the sale, conveyance or disposition of all or substantially all of the assets of the Issuer, the effectuation by the Issuer of a transaction or series of related transactions in which more than 50% of the voting power of the Issuer is disposed of, or the consolidation, merger or other business  combination of the Issuer with or into any other Person (as defined below) or Persons when the Issuer  is not the survivor shall either:   (i) be deemed to be an Event of Default (as defined in Article III) pursuant to which the Issuer shall be required to pay to the Holder upon the consummation of and as a condition to such transaction an amount equal to the Default Amount (as defined in Article III) or (ii) be treated pursuant to Section 1.6(b) hereof. “Person”  shall  mean  any  individual,  corporation,  limited  liability  company,   partnership, association, trust or other entity or organization.

(b)           Adjustment Due to Merger, Consolidation, Etc.  If, at any time when this Note is issued and outstanding and prior to conversion of all of the Notes, there shall be  any  merger,  consolidation,  exchange  of  shares,  recapitalization,  reorganization, or other similar event, as a result of which shares of Common Stock of the Issuer shall be changed into the same or a different number of shares of another class or classes of stock or securities of the Issuer or another entity, or in case of any sale or conveyance of all or substantially all of the assets of the Issuer other than in connection with a plan of complete liquidation of the Issuer, then the Holder of this Note shall thereafter have the right to receive upon conversion of this Note, upon the basis and upon the terms and conditions specified herein and in lieu of the shares of Common Stock immediately theretofore issuable upon conversion, such stock, securities or assets which the Holder would have been entitled to receive in such transaction had this Note been converted in full  immediately prior to such transaction (without regard to any limitations on conversion set forth herein), and in any such case appropriate provisions shall be made with respect to the rights and interests of the Holder of this  Note to the end that the provisions hereof (including, without limitation, provisions for adjustment of the  Conversion Price and of the number of shares issuable upon conversion of the Note) shall thereafter be applicable, as nearly as may be practicable in relation to any securities or assets thereafter deliverable upon the conversion hereof.  The Issuer shall not affect any transaction described in this Section 1.6(b) unless (a) it  first gives, to the extent practicable, thirty (30) days prior written notice (but in any event at least fifteen (15) days prior written notice) of the record date of  the  special  meeting of shareholders to approve, or if there is no such record date, the consummationof, such merger, consolidation, exchange of shares, recapitalization, reorganization or other similar event or sale of assets (during which time the Holder shall be entitled to convert this Note) and (b) the resulting successor or acquiring entity (if not the Issuer) assumes by written instrument the obligations of this Section 1.6(b).The above provisions shall similarly apply to successive consolidations, mergers, sales, transfers or share exchanges.

(c)          Adjustment Due to Distribution.  The foregoing notwithstanding, and for avoidance of doubt pertaining to any relevant sections of this Agreement, in the event the Company shall declare a record date for the determination of stockholders entitled to receive a special stock dividend of shares in a subsidiary pursuant to a spinoff of said subsidiary (the “Spinoff Shares”), Holder may be entitled to receive such Spinoff Shares only to the extent to which it already owns unsold shares of the Company’s Common Stock for its own account as of said record date.  Under no circumstances shall the Holder be entitled, upon any Notice of Conversion after the date of record for determining shareholders entitled to such distribution of Spinoff Shares, to receive any amount of such Spinoff Shares which would have been payable to the Holder had such Holder been the holder of such shares of Common Stock on the record date for the determination of shareholders entitled to such Distribution.

(d)           Adjustment Due to Dilutive Issuance.   If, at any time when any Notes are issued and outstanding, the Issuer issues or sells, or in accordance with this Section hereof is deemed to have issued or sold, any shares of Common Stock for no consideration or for a  consideration per share (before deduction of reasonable expenses or commissions or underwriting discounts or allowances in connection therewith) less than the Conversion Price in effect on the date of such issuance (or  deemed issuance) of such shares of Common Stock (a “Dilutive Issuance”), then immediately upon the Dilutive Issuance, the Conversion Price will be reduced to the amount of the consideration per share received by the Issuer in such Dilutive Issuance.

The Issuer shall be deemed to have issued or sold shares of Common Stock if the  Issuer in any manner issues or grants any warrants, rights or options (not including employee stock option plans), whether or not immediately exercisable, to subscribe for or to purchase Common Stock or other securities convertible into or exchangeable for Common Stock (“Convertible Securities”) (such warrants, rights and options to purchase Common Stock or Convertible Securities are hereinafter referred to as “Options”) and the price per  share for which Common Stock is issuable upon the exercise of such Options is less than the Conversion Price  then  in effect, then the Conversion Price shall be equal to such price per share.For purposes of the preceding sentence, the “price per share for which Common Stock is issuable upon the exercise  of such Options” is determined by dividing (i) the total amount, if any, received or receivable by the Issuer as consideration for the issuance or granting of all such Options, plus the minimum aggregate amount of additional consideration, if any, payable to the Issuer upon the exercise of all such Options, plus, in the  case  of Convertible Securities issuable  upon  the  exercise  of  such  Options,  the  minimum  aggregate  amount  of  additional consideration payable upon the conversion or exchange thereof at the time such Convertible Securities first become convertible or exchangeable, by (ii) the maximum total number of shares of Common Stock issuable upon the exercise of all such Options (assuming full conversion of Convertible Securities, if applicable).   No further adjustment to the Conversion Price will be made upon the actual issuance of such Common Stock upon the exercise of such Options or upon the conversion or exchange of Convertible Securities issuable upon exercise of such Options.

Additionally, the Issuer shall be deemed to have issued or sold shares of Common  Stock if the Issuer in any manner issues or sells any Convertible Securities, whether  or  not  immediately  convertible  (other  than  where  the  same  are  issuable  upon  the exercise of Options), and the price per share for  which Common Stock is issuable upon such conversion or exchange is less than the Conversion Price then in  effect, then the Conversion Price shall be equal to such price per share.   For the purposes of the preceding  sentence, the “price per share for which Common Stock is issuable upon such conversion or exchange” is determined by dividing (i) the total amount, if any, received or receivable by the Issuer as consideration for  the issuance or sale of all such Convertible Securities, plus the minimum aggregate  amount  of  additional  consideration,  if  any,  payable  to  the  Issuer  upon  the conversion or exchange thereof at the time such Convertible Securities first become convertible or exchangeable, by (ii) the maximum total number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities.No further  adjustment to the Conversion Price will be made upon the actual issuance of such Common Stock upon conversion or exchange of such Convertible Securities.

(e)           Purchase Rights.   If, at any time when any Notes are issued and outstanding, the Issuer issues any convertible securities or rights to purchase stock, warrants, securities or other property (the “Purchase Rights”) pro rata to the record holders of any class of Common Stock, then the  Holder of this Note will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which such Holder could have acquired if such Holder had held the number of shares of Common Stock acquirable upon complete conversion of this Note (without regard to any limitations on conversion contained herein) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights or, if no such record is taken, the date as of which the record holders of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights.

(f)            Notice of Adjustments.  Upon the occurrence of each adjustment or readjustment of the Conversion Price as a result of the events described in this Section 1.6, the Issuer, at its expense, shall promptly compute such adjustment or readjustment and prepare and furnish to the Holder of a  certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based.  The Issuer shall, upon the written request at any time of the Holder, furnish to such Holder a like certificate setting forth (i) such adjustment or readjustment, (ii) the Conversion Price at the time in effect and (iii) the number of shares of Common Stock and the amount, if any, of other securities or property which at the time would be received upon conversion of the Note.

1.7           Trading Market Limitations.  Unless permitted by the applicable rules and regulations of the principal securities market on which the Common Stock is then listed or traded, in no event shall the  Issuer issue upon conversion of or otherwise pursuant to this Note and the other Notes issued pursuant to the Purchase Agreement more than the maximum number of shares of Common Stock that the Issuer can issue pursuant to any rule of the principal United States securities market on which the Common Stock is then traded (the “Maximum Share Amount”), which shall be 4.99% of the total shares outstanding on the Closing Date (as defined in the Purchase Agreement), subject to equitable adjustment from time to time for stock splits, stock dividends, combinations, capital reorganizations and similar events relating to the Common Stock occurring after the date hereof.  Once the Maximum Share Amount has been issued, if the Issuer fails to eliminate any prohibitions under applicable law or the rules or regulations of any stock exchange, interdealer quotation system or other self-regulatory organization with jurisdiction over the Issuer or any of its securities on the Issuer’s ability to issue shares of Common Stock in excess of the Maximum Share Amount, in lieu of any further right to convert this Note, this will be considered an Event of Default under Section 3.3 of the Note.

1.8           Status as Shareholder.  Upon submission of a Notice of Conversion by a Holder, (i)  the  shares covered thereby (other than the shares, if any, which cannot be issued because their issuance would exceed such Holder’s allocated portion of the Reserved Amount or Maximum Share Amount) shall be deemed converted into shares of Common Stock and (ii) the Holder’s rights as a Holder of such converted portion of this  Note shall cease and terminate, excepting only the right to receive certificates for such shares of Common  Stock and to any remedies provided herein or otherwise available at law or in equity to such Holder because of a failure by the Issuer to comply with the terms  of this Note.  Notwithstanding the foregoing, if a Holder has not received certificates for all shares of Common Stock prior to the tenth (10th) business day after the expiration of the Deadline with respect to a conversion of any portion of this Note for any reason, then (unless the Holder otherwise elects to retain its status as a holder of Common Stock by so notifying the Issuer) the Holder shall regain the rights of a Holder of this Note with respect to such unconverted portions of this Note and the Issuer shall, as soon as practicable, return such unconverted Note to the Holder or, if the Note has not been surrendered, adjust its records to reflect that such portion of this Note has not been converted.  In all cases, the Holder shall retain all of its rights and remedies (including, without limitation, (i) the right to receive Conversion Default Payments pursuant to Section 1.3 to the extent required thereby for such Conversion Default and any subsequent Conversion Default and (ii) the right to have the Conversion Price with respect to subsequent conversions determined in accordance with Section 1.3) for the Issuer’s failure to convert this Note.

1.9           Prepayment.  Maker may prepay this Note, in accordance with the following schedule: If within 180 calendar days of the execution of this Note, $135% of all outstanding principal and interest due on each outstanding Note in one payment; After 180 calendar days of this Note being executed, any prepayments must be approved by both parties in writing.

ARTICLE II.  CERTAIN COVENANTS

2.1           Distributions on Capital Stock.  Intentionally omitted.

2.2           Restriction on Stock Repurchases.  So long as the Issuer shall have any obligation under this Note, the Issuer shall not without the Holder’s written consent redeem, repurchase or otherwise acquire (whether for cash or in exchange for property or other securities or otherwise) in any one transaction or series of related transactions any shares of capital stock of the Issuer or any warrants, rights or options to purchase or acquire any such shares.

2.3           Borrowings.  Intentionally Omitted.

2.4           Sale of Assets.  So long as the Issuer shall have any obligation under this Note, the Issuer shall not, without the Holder’s written consent, sell, lease or otherwise dispose of any significant  portion of its assets outside the ordinary course of business.   Any consent to the disposition of any assets may be conditioned on a specified use of the proceeds of disposition.

2.5           Advances and Loans.  So long as the Issuer shall have any obligation under this Note, the Issuer shall not, without the Holder’s written consent, lend money, give credit or make advances to any person, firm, joint venture or corporation, including, without limitation, officers,  directors, employees, subsidiaries and affiliates of the Issuer, except loans, credits or advances (a) in  existence or committed on the date hereof and which the Issuer has informed Holder in writing prior to  the date hereof, (b) made in the ordinary course of business or (c) not in excess of $100,000.

ARTICLE III.  EVENTS OF DEFAULT

If any of the following events of default (each, an “Event of Default”) shall occur:

3.1           Failure  to  Pay  Principal  or  Interest.  The Issuer fails to pay the principal hereof or interest thereon when due on this Note, whether at maturity, upon acceleration or otherwise.

3.2           Conversion  and  the  Shares.  Issuer  fails  to  issue  shares  of Common Stock to the Holder (or announces or threatens in writing that it will not honor its obligation to do  so)  upon exercise by the Holder of the conversion rights of the Holder in accordance with the terms of this  Note, fails to transfer or cause its transfer agent to transfer (issue) (electronically or in certificated form) any certificate for shares of Common Stock issued to the Holder upon conversion of or otherwise pursuant to this Note as and when required by this Note, the Issuer directs its transfer agent not to transfer or delays, impairs, and/or hinders its transfer agent in transferring (or issuing) (electronically or in certificated form) any certificate for shares of Common Stock to be issued to the Holder upon conversion of or otherwise pursuant to this Note as and when required by this Note, or fails to remove (or directs its transfer agent not to remove or impairs, delays, and/or  hinders its transfer agent from removing) any restrictive legend (or to withdraw any stop transfer instructions in respect thereof) on any certificate for any shares of Common Stock issued to the Holder upon conversion of or otherwise pursuant to this Note as and when required by this Note (or makes any written announcement, statement or threat that it does not intend to honor the obligations described in this paragraph) and any such failure shall continue uncured (or any written announcement, statement or threat not to honor its obligations shall not be rescinded in writing) for three (3) business days after the Holder shall have delivered a Notice of Conversion.  It is an obligation of the Issuer to remain current in its obligations to its transfer agent. It shall be an event of default of this Note, if a conversion of this Note is delayed, hindered or frustrated due to a balance owed by the Issuer to its transfer agent. If at the option of the Holder, the Holder advances any funds to the Issuer’s transfer agent in order to process a conversion, such advanced funds shall be paid by the Issuer to the Holder within forty eight (48) hours of a demand from the Holder.

3.3           Breach of Covenants.  The Issuer breaches any material covenant or other material term or condition contained in this Note and any collateral documents including but not limited to the Purchase Agreement and such breach continues for a period of ten (10) days after written notice thereof to the Issuer from the Holder.

3.4           Breach  of  Representations  and  Warranties.  Any  representation  or warranty of the Issuer made herein or in any agreement, statement or certificate given in writing pursuant hereto or in connection herewith (including, without limitation, the Purchase Agreement), shall be false or misleading in any material respect when made and the breach of which has (or with the passage of time will have) a material adverse effect on the rights of the Holder with respect to this Note or the Purchase Agreement.

3.5           Receiver or Trustee. The Issuer or any subsidiary of the Issuer shall make an assignment for the benefit of creditors, or apply for or consent to the appointment of a receiver or trustee for it or for a substantial part of its property or business, or such a receiver or trustee shall otherwise be appointed.

3.6           Judgments.  Any money judgment, writ or similar process shall be entered or filed against the Issuer or any subsidiary of the Issuer or any of its property or other assets for more than $50,000, and shall remain unvacated, unbonded or unstayed for a period of twenty (20)  days  unless  otherwise  consented  to  by the  Holder,  which  consent  will  not  be unreasonably withheld.

3.7           Bankruptcy. Bankruptcy,   insolvency,   reorganization   or   liquidation proceedings or other proceedings, voluntary or involuntary, for relief under any bankruptcy law or any law  for  the  relief of debtors  shall  be instituted  by or against  the Issuer or any subsidiary of the Issuer.

3.8           Delisting of Common Stock. The Issuer shall fail to maintain the listing  of  the Common Stock on at least one of the OTCBB or an equivalent replacement exchange, the Nasdaq  National Market, the Nasdaq SmallCap Market, the New York Stock Exchange, or the American Stock Exchange.

3.9           Failure to Comply with the Exchange Act. The Issuer shall fail to comply with the reporting requirements of the Exchange Act; and/or the Issuer shall cease to be subject to the reporting requirements of the Exchange Act.

3.10         Liquidation. Any dissolution, liquidation, or winding up of Issuer or any substantial portion of its business.

3.11         Cessation of Operations. Any cessation of operations by Issuer or Issuer admits it is otherwise generally unable to pay its debts as such debts become due, provided, however, that any disclosure of the Issuer’s ability to continue as a “going concern” shall not be an admission that the Issuer cannot pay its debts as they become due.

3.12         Maintenance of Assets.  The  failure  by  Issuer  to  maintain  any material intellectual property rights, personal, real property or other assets which are necessary to conduct its business (whether now or in the future).

3.13         Financial Statement Restatement.  The restatement of any financial statements filed by the Issuer with the SEC for any date or period from two years prior to the Issue Date of this Note and until this Note is no longer outstanding, if the result of such restatement would, by comparison to the original financial statement, have constituted a material adverse effect on the rights of the Holder with respect to this Note or supporting documents.

3.14         Reverse Splits. The  Issuer  effectuates  a  reverse  split  of  its Common Stock without at least twenty (20) days prior written notice to the Holder.

3.15         Replacement of Transfer Agent. In the event that the Issuer proposes to replace its transfer agent, the Issuer fails to provide, prior to the effective date of such replacement, a fully executed  Irrevocable Transfer Agent Instructions in a form as initially delivered pursuant to the Purchase Agreement  (including but not limited to the provision to irrevocably reserve shares of Common Stock in the Reserved Amount) signed by the successor transfer agent to Issuer and the Issuer.

3.16         Cross-Default.  Notwithstanding anything to the contrary contained in this Note or the other related or companion documents, a breach or default by the Issuer of any covenant or other term or condition contained in any of the Other Agreements, after the passage of all applicable notice and cure or grace periods, shall, at the option of the Issuer, be considered a default under this Note and the Other Agreements, in which event the Holder shall be entitled (but in no event required) to apply all rights and remedies of the Holder under the terms of this Note and the Other Agreements by reason of a default under said Other Agreement or hereunder. “Other Agreements” means, collectively, all  agreements and instruments between, among or by: (1) the Issuer, and, or for the benefit of, (2) the Holder and any affiliate of the Holder, including, without limitation, promissory notes; provided, however, the term “Other Agreements” shall not include the related or companion documents to this Note. Each of the loan transactions will be cross-defaulted with each other loan transaction and with all other existing and future debt of Issuer to the Holder.

Upon the occurrence and during the continuation of any Event of Default specified in Section 3.1 (solely with respect to failure to pay the principal hereof or interest thereon when due at the Maturity Date), the Note shall become immediately due and payable and the Issuer shall pay to the Holder, in full satisfaction of its obligations hereunder, an amount equal to the Default Sum (as defined herein).UPON  THE OCCURRENCE AND DURING THE CONTINUATION  OF  ANY EVENT OF DEFAULT SPECIFIED IN SECTION 3.2, THE NOTE SHALL BECOME IMMEDIATELY DUE AND PAYABLE AND THE ISSUER SHALL  PAY  TO  THE HOLDER, IN FULL SATISFACTION OF ITS OBLIGATIONS HEREUNDER, AN AMOUNT EQUAL TO:  (Y) THE DEFAULT SUM (AS DEFINED HEREIN); MULTIPLIED BY (Z) TWO (2). Upon the occurrence and during the continuation of any Event of Default specified in Sections 3.1 (solely with respect to failure to pay the principal hereof or interest thereon when due on  this Note upon a Trading Market Prepayment Event pursuant to Section 1.7 or upon acceleration), 3.3, 3.4, 3.6, 3.8, 3.9, 3.11, 3.12, 3.13, 3.14, and/or 3. 15 exercisable through the delivery of written notice to the Issuer by such Holders (the “Default Notice”),  and upon the occurrence of an Event of Default specified the remaining sections of Articles III (other than failure to pay the principal hereof or interest thereon at the Maturity Date specified in Section 3,1 hereof), the  Note shall become immediately due and payable and the Issuer shall pay to the Holder, in full satisfaction of its obligations hereunder, an amount equal to the greater of (i) 150% times the sum of (w) the then outstanding principal amount of this Note plus (x) accrued and unpaid interest on the unpaid principal amount of this Note to the date of payment (the “Mandatory Prepayment Date”) plus (y) Default Interest, if any, on the amounts referred to in clauses (w) and/or (x) plus (z) any amounts owed to the Holder pursuant to Sections 1.3 and 1.4(g) hereof (the then outstanding principal amount of this Note to the date of payment plus the amounts referred to in clauses (x), (y) and (z) shall collectively be known as the “Default Sum”) or (ii) the “parity value” of the Default Sum to be prepaid, where parity value means (a) the highest number of shares of Common Stock issuable upon conversion of or otherwise pursuant to such Default Sum in accordance with Article I, treating the Trading Day immediately  preceding the Mandatory Prepayment Date as  the “Conversion Date” for purposes of determining the lowest applicable Conversion Price, unless the Default Event arises as a result of a breach in respect of a specific Conversion Date in which case such Conversion Date shall be the Conversion Date), multiplied by (b) the highest Closing Price for the Common Stock during the period beginning on the date of first occurrence of the Event of Default and ending one day prior to the Mandatory Prepayment Date (the “Default Amount”) and all other amounts payable hereunder shall immediately become due and payable, all without demand, presentment or notice, all of which hereby are expressly waived, together with all costs, including, without limitation, legal fees and expenses, of collection, and the Holder shall be entitled to exercise all other rights and remedies available at law or in equity.

If the Issuer fails to pay the Default Amount within five (5) business days of written notice that such amount is due and payable, then the Holder shall have the right at any time, so long as the Issuer remains in default (and so long and to the extent that there are sufficient authorized shares), to require the Issuer, upon written notice, to immediately issue, in lieu of the Default Amount, the number of shares of Common Stock of  the Issuer equal to the Default Amount divided by the Conversion Price then in effect.

ARTICLE IV. MISCELLANEOUS

4.1           Failure or Indulgence Not Waiver.  No failure or delay on the part of the Holder in the  exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other  right, power or privileges.  All rights and remedies existing hereunder are cumulative to, and not exclusive of, any rights or remedies otherwise available.

4.2           Notices.   All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) personally served, (ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable air courier service with charges prepaid, or (iv) transmitted by hand  delivery, telegram, or facsimile, addressed as set forth below or to such other address as such party shall have specified most recently by written notice.  Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery or delivery by facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur.  The addresses for such communications shall be:

If to the Issuer, to:

Attn:
Facsimile:

If to the Holder:

WHC Capital, LLC.
Carle Place, NY. 11514

4.3           Amendments.  This Note and any provision hereof may only be amended by an instrument in writing signed by the Issuer and the Holder.  The term “Note” and all reference thereto, as used throughout this instrument, shall mean this instrument (and the other Notes issued pursuant to the Purchase Agreement) as originally executed, or if later amended or supplemented, then as so amended or supplemented.

4.4           Assignability.  This Note shall be binding upon the Issuer and its successors  and assigns, and shall inure to be the benefit of the Holder and its successors and assigns.  Each transferee of this Note must be an “accredited investor” (as defined in Rule 501(a) of the 1933 Act).Notwithstanding anything in  this  Note to the contrary, this Note may be pledged as collateral in connection with a bonafide margin account or other lending arrangement.

4.5           Cost of Collection.  If default is made in the payment of this Note, the Issuer shall pay the Holder hereof costs of collection, including reasonable attorneys’ fees.

4.6           Governing  Law.  This Note  shall  be  governed  by  and  construed  in accordance with the laws of the State of New York without regard to principles of conflicts of laws.Any  action  brought  by  either  party  against  the  other  concerning  the  transactions contemplated by this Note shall be brought only in the state courts of New York or in the federal courts located in the state and county of Nassau.   The parties to this Note hereby irrevocably waive any objection to jurisdiction and venue of any action instituted hereunder and shall not assert any defense based on lack of jurisdiction or venue or based upon forum non conveniens. The Issuer and Holder waive trial by jury.  The prevailing party shall be entitled to recover from the other party its reasonable attorney's fees and costs.  In the event that any provision of this Note or any other agreement delivered in connection herewith is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law.  Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of any agreement.   Each party hereby irrevocably waives personal service of process and consents to process being served in any suit, action or proceeding in connection with this Agreement or any other Transaction Document by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient  service of process and notice thereof.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law.

4.7           Certain  Amounts.  Whenever  pursuant  to  this  Note  the  Issuer  is required to pay an amount in excess of the outstanding principal amount (or the portion thereof required to be paid at that time) plus accrued and unpaid interest plus Default Interest on such interest, the Issuer and the Holder agree  that the actual damages to the Holder from the receipt of cash payment on this Note may be difficult to determine and the amount to be so paid by the Issuer represents stipulated damages and not a penalty and is intended to compensate the Holder in part for loss of the opportunity to convert this Note and to earn a return from the sale of shares of Common Stock acquired upon conversion of this Note at a price in excess of the price paid for such shares pursuant to this Note.  The Issuer and the Holder hereby agree that such amount of stipulated  damages is not plainly disproportionate to the possible loss to the Holder from the receipt of a cash payment  without the opportunity to convert this Note into shares of Common Stock.

4.8           Purchase Agreement.  By its acceptance of this Note, each party agrees to be bound by the applicable terms of the Purchase Agreement.

4.9          Notice of Corporate Events.  Except as otherwise provided below, the Holder of this Note shall have no rights as a Holder of Common Stock unless and only to the extent that it converts this Note into Common Stock. The Issuer shall provide the Holder with prior notification of any meeting of the Issuer’s shareholders (and copies of proxy materials and other information sent to shareholders).  In the event  of any taking by the Issuer of a record of its shareholders for the purpose of determining shareholders who are entitled to receive payment of any dividend or other distribution, any right to subscribe for, purchase or otherwise acquire (including by way of merger, consolidation, reclassification or recapitalization) any share of any class or any other securities or property, or to receive any other right, or for the purpose of determining shareholders who are entitled to vote in connection with any proposed sale, lease or conveyance of all or substantially all of the assets of the Issuer or any proposed liquidation, dissolution or winding up of the Issuer, the Issuer shall mail a notice to the Holder,  at least twenty (20) days prior to the record date specified therein (or thirty (30) days prior to the consummation of the transaction or event, whichever is earlier), of the date on which any such record is to be taken for the purpose of such dividend, distribution, right or other event, and a brief statement regarding the amount and character of such dividend, distribution, right or other event to the extent known at such time.  The Issuer shall make a public announcement of any event requiring notification to the Holder hereunder substantially simultaneously with the notification to the Holder in accordance with the terms of this Section 4.9.

4.10           Remedies.  The  Issuer  acknowledges  that  a  breach  by  it  of  its obligations  hereunder will cause irreparable harm to the Holder, by vitiating the intent and purpose of the transaction contemplated hereby.  Accordingly, the Issuer acknowledges that the remedy at law for a breach of its obligations under this Note will be inadequate and agrees, in the event of a breach or threatened breach by the Issuer of the provisions of this Note, that the Holder shall be entitled, in addition to all other available remedies at law or in equity, and in addition to the penalties assessable herein, to an injunction or injunctions restraining, preventing or curing any breach of this Note and to enforce specifically the terms and provisions thereof, without the necessity of showing economic loss and without any bond or other security being required.

IN WITNESS WHEREOF, Issuer has caused this Note to be signed in its name by its duly authorized officer:

North Bay Resources, Inc.

By:   /s/ Perry Leopold
Title: CEO
Date:   April 21, 2014